UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 13, 2023

Heartland Financial USA, Inc.

Commission File Number:	001-15393
(Exact name of Registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1800 Larimer Street
Suite 1800
Denver,	Colorado	80202
(Address of principal executive offices, including zip code)

(303) 285-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2023, Heartland Financial USA, Inc. (the “Company”) adopted the Heartland Financial USA, Inc. Directors Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, an unfunded, non-qualified plan, Directors are permitted to defer all or a portion of their retainers and fees received for their service as a Director of the Company. Directors who defer all or a portion of their retainers and fees will have deferred cash accounts established, which will earn a daily rate of return that tracks the investment return achieved under investment funds selected by the Director.

The description of the Deferred Compensation Plan set forth herein is a summary only and is qualified in its entirety by the full text of the Deferred Compensation Plan, a copy of which is listed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”) virtually via the internet, at which the Company’s stockholders voted to approve an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) to declassify the Company’s board of directors and effect certain other technical changes to conform to Delaware law. A detailed description of the amendments was set forth in Management Proposal Two in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”), which description is incorporated herein by reference and qualified in its entirety by reference to the full text of the Company’s Amended and Restated Certificate filed herewith as Exhibit 3.1. These amendments became effective upon filing the Amended and Restated Certificate with the Secretary of State of the State of Delaware on June 14, 2023.

Additionally, the Board approved the amendment and restatement of the Company’s bylaws (the “Bylaws”), which became effective concurrently with the effectiveness of the Amended and Restated Certificate. The Bylaws were amended and restated to reflect the declassification of the Company’s Board, to reflect the Company’s split of its Compensation, Nominating and Corporate Governance Committee into a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee, and to make certain technical, conforming and administrative changes.

The foregoing description of the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2, the terms of which are incorporated herein by reference. In addition, a marked copy of the Bylaws showing all changes made to the Company’s prior bylaws is attached hereto as Exhibit 3.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As set forth above, on June 14, 2023, the Company held its Annual Meeting. As of April 17, 2023, the Company’s record date, there were 42,558,837 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 35,090,567 shares of common stock were represented in person or by proxy and, therefore, a quorum was present. For more information regarding the following proposals, see the Company’s Proxy Statement.

The number of votes cast for, against, and abstentions/withhold votes and broker non-votes with respect to each matter voted upon, as well as the votes for the different frequencies of future advisory votes on executive compensation, are set forth below:

1. Elect four individuals to serve as Class III directors for a three-year term expiring in 2026.
NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Robert B. Engel	28,300,430	1,463,270	5,326,867
Thomas L. Flynn	27,029,923	2,733,777	5,326,867
Jennifer K. Hopkins	28,080,328	1,683,372	5,326,867
Bruce K. Lee	28,832,345	931,355	5,326,867

2. Management proposal to declassify our Board of Directors.
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,266,875	414,709	82,116	5,326,867

3. Non-binding, advisory vote on executive compensation.
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,791,112	750,186	222,402	5,326,867

4. Non-binding, advisory vote on the frequency of future advisory votes on executive compensation.
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
27,125,173	67,720	2,369,132	201,675

5. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
FOR	AGAINST	ABSTAIN
33,518,169	1,487,520	84,878

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3.1 Amended and Restated Certificate of Incorporation of Heartland Financial USA, Inc.
3.2 Amended and Restated Bylaws of Heartland Financial USA, Inc.
3.3 Amended and Restated Bylaws of Heartland Financial USA, Inc.(redlined to show changes)
99.1 Heartland Financial USA, Inc. Directors Deferred Compensation Plan

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer